Calculation of Filing Fee Tables
S-8
SIMMONS FIRST NATIONAL CORP
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock, $0.01 par value per share	Other	3,550,000	$ 21.15	$ 75,082,500.00	0.0001381	$ 10,368.90
Total Offering Amounts:						$ 75,082,500.00		$ 10,368.90
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 10,368.90
Offering Note
[1]	(a) Footnote (a) to "Amount Registered": Consists of additional shares of Class A common stock, par value $0.01 per share ("Common Stock") of the registrant Simmons First National Corporation reserved for issuance under the Amended and Restated Simmons First National Corporation 2023 Stock and Incentive Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional shares of the registrant's Common Stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, reverse stock split, recapitalization, merger, consolidation, reorganization, reclassification, combination, exchange of shares or similar event or change in the registrant's capital stock. (b) Footnote (b) to each of "Fee Calculation Rule," "Proposed Maximum Offering Price Per Unit," and "Maximum Aggregate Offering Price": Estimated pursuant to Rule 457(c) and (h) under the Securities Act, solely for the purpose of calculating the amount of the registration fee. The price shown is based upon the average of the high and low prices of the registrant's Common Stock, as reported on The Nasdaq Global Select Market on May 11, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources